UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2007

NitroMed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50439	22-3159793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Spring Street
Lexington, Massachusetts		02421
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 266-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

In connection with NitroMed, Inc.’s (“NitroMed”) efforts to develop an extended release formulation of its product, BiDil® (isosorbide dinitrate/hydralazine hydrochloride), known as BiDil XR™, on February 9, 2007, NitroMed entered into a License Agreement (the “Agreement”) with Elan Pharma International Limited (“Elan”).  Pursuant to the Agreement, Elan granted to NitroMed an exclusive worldwide license (the “License”), for the term of the Agreement, to certain know-how, patents and technology, and any improvements to any of the foregoing developed by either party during the term of the Agreement (which such improvements are referred to in the Agreement as the “Elan Improvements”).  The intellectual property being licensed is collectively referred to in the Agreement as the Elan Intellectual Property.  Pursuant to the License, NitroMed may import, use, offer for sale and sell the oral capsule formulation incorporating specified technology referred to in the Agreement as the Elan Technology and containing, as its sole active combination of ingredients, the combination of the active drug substances isosorbide dinitrate and hydralazine hydrochloride (the “Product”).

In consideration for the grant of the License, NitroMed has agreed to pay Elan royalties that are calculated by reference to annual net sales parameters set forth in the Agreement.  In addition, NitroMed has agreed to pay Elan specified amounts upon the achievement of specified development and commercialization milestone events set forth in the Agreement.  Pursuant to the terms of the Agreement, Elan shall be and shall remain the owner of the Elan Intellectual Property, which includes certain patent rights specifically claiming the Product, which are referred to in the Agreement as the Product Patents.

The Agreement provides that both NitroMed and Elan shall refrain from competing in certain specified areas.  Following the achievement of a pharmacokinetic profile for the Product and for the term of the Agreement, NitroMed shall not develop, market or sell any formulation containing the isosorbide dinitrate/hydralazine hydrochloride compound, other than the Product and certain specified formulations of BiDil and its constituent ingredients.  Following execution of the Agreement and for the term of the Agreement, Elan shall not develop, manufacture or sell any oral dosage formulation that applies the Elan Intellectual Property or the Elan Improvements to the isosorbide dinitrate/hydralazine hydrochloride compound or its constituent ingredients in certain specified contexts.

The Agreement also provides that NitroMed shall have the right to grant sub-licenses with respect to the Elan Intellectual Property, provided that certain conditions are met in those cases where NitroMed desires to grant a sub-license to specified competitors in the field of oral drug delivery, referred to in the Agreement as Technological Competitors.  NitroMed also has the right to assign the Agreement under specified circumstances.  If the assignee is a Technological Competitor, or if a Technological Competitor obtains control of NitroMed, Elan has the right to refuse consent to the assignment or to terminate the Agreement, as the case may be, unless specified conditions set forth in the Agreement are met.

Pursuant to the terms of the Agreement, NitroMed has the right to qualify an alternate facility to manufacture and supply the Product, provided that such facility will be subject to Elan’s approval, which shall not be unreasonably withheld.  In addition, the Agreement sets forth certain obligations that NitroMed must fulfill with respect to the registration, launch, marketing and promotion of the Product.

Pursuant to the terms of the Agreement, NitroMed and Elan shall each indemnify and hold harmless the other party against certain infringement claims as set forth in the Agreement, provided that Elan’s cumulative liability with respect to infringement claims for which Elan is liable shall not exceed certain limitations set forth in the Agreement.  The Agreement also provides for the disbursement of any recovery, lump-sum settlement, royalty payment or other consideration received by Elan for past infringement or misappropriation as a result of litigation related to the Elan Improvements and/or Product Patents.  In addition, if either NitroMed or Elan reasonably believes that the importation, use, offer for sale or sale of the Product would infringe the intellectual property rights of a third party and that such infringement arises from or relates to the Elan Technology or the Product Patents, the Agreement provides for a mechanism whereby the parties shall discuss and potentially negotiate a license from such third party.

The term of the Agreement shall run in the United States from the effective date of the Agreement until the later of (a) the 20th anniversary of the date of the first sale of the Product by NitroMed or a permitted sublicensee to an unaffiliated third party, which is referred to in the Agreement as the first In Market sale, or (b) the expiration of the last-to-expire patent for the Product listed in the U.S. Food and Drug Administration’s “Orange Book.”  Elsewhere in the world, the term will run on a country by country basis from the effective date of the Agreement until the later of (a) the 20th anniversary of the date of the first In Market sale of the Product in the country concerned or (b) the expiration of the life of the last to expire patent included in the Elan Intellectual Property in that country.  Following the expiration of the initial term, the Agreement shall continue automatically for rolling 3 year periods thereafter, unless the Agreement has been terminated by either of the parties by serving 1 year’s written notice on the other party immediately prior to the end of the initial term or any such additional 3 year period.

Either Elan or NitroMed may terminate the Agreement in the event of a material, uncured breach by the other party, or if the other party goes into liquidation or becomes bankrupt or insolvent.  In addition, NitroMed may terminate the Agreement in the event of a Technical Failure, which is defined as the inability to achieve a pharmacokinetic profile for the Product consistent with that of BiDil administered three times daily (at 6 hour intervals).  Elan may terminate the Agreement with respect to a particular country in the Territory in the event that NitroMed does not meet certain obligations set forth in the Agreement with respect to such country, provided that Elan must first consult with NitroMed and, if applicable, provide NitroMed with an opportunity to meet such obligations prior to exercising Elan’s termination rights.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a redacted copy of which will be filed as an exhibit to NitroMed’s Annual Report on Form 10-K for the year ended December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.

Date: February 12, 2007	By:	/s/ James G. Ham, III

James G. Ham, III
Vice President, Chief Financial Officer,
Treasurer and Secretary